UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

(Date of Report: Date of earliest event reported)

March 6, 2007

GOLDEN SPIRIT ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

         Delaware                       000-26101                          52-2132622

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

1288 Alberni Street, Suite 806, Vancouver, British Columbia, Canada      V6E 4R8

                       (Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:

(604) 664-0484

_________________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01_ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 5, 2007, the Company entered into a Exclusive License Agreement with Golden Spirit Entertainment Ltd. (“GSE”), British Columbia Corporation, whereby GSE granted to the Company, for the term of Five (5) years from the date of execution of this Agreement (the “Initial Term”), the sole and exclusive right, license and privilege to  grant licenses for the use of the rights to the “The Cabin” (the “Picture”) in the Territory in any and all media, formats, gauges and languages whether known or hereafter devised (“Rights”) including, without limitation, all theatrical, home video, television, multi-media, internet, interactive, CD-Rom, allied, subsidiary and all incidental rights therein and thereto throughout the entire universe, including USA (the “Territory”). All Rights in the Picture granted in the Agreement throughout the Term in the Territory shall be held by, and in the name of the Company. All Rights granted under this Agreement shall vest in the Company as of the date of execution of this Agreement, are irrevocable and shall remain vested in the Company and its successors or assigns whether this Agreement is terminated, in whole or in part, for any reason whatsoever and GSE shall not be entitled to injunctive or other equitable relief.

The Initial Term of this Agreement shall be automatically extended for an additional period of Five (5) years if the “Gross Receipts” accruing during the Initial Term from the exploitation of the Picture equal or exceed in the aggregate, the sum of Five Hundred Thousand Dollars (US$ 500,000).

The Company shall, in the Company’s sole discretion, have the right to expend and pay for up to Twenty Five Thousand Dollars (US $25,000) during the Term in initial “Distribution Expenses”.

The Company will be entitled to and shall receive a fee of Twenty Five percent (25%) from the gross amounts of all sales or distribution deals made throughout the entire universe with the exception of the United States which fee shall be Twenty Percent (20%), (hereafter referred to as the “Distribution Fee”). Notwithstanding the foregoing, if and to the extent that the Company desires to use a sub-distributor, sub-agent and/or sub-licensee to sell, license, distribute the Territory Rights to one or more distributors, then the Company may increase the Distribution Fee an additional ten percent (10%), provided that the Companyh receives GSE’s prior written approval for such increase.

ITEM 8.01 OTHER EVENTS

On March 06, 2007 the Company announced a press release as follows:

Company Signs Exclusive Licensing Agreement for Horror Flick “The Cabin”

Bellingham, WA – March 6, 2007 – Golden Spirit Enterprises Ltd. (OTC: BB- GSPT) has signed an Agreement to represent “The Cabin”, a teen-oriented, horror/thriller feature film written by Canadian writers, Keir MacPherson and Kaelen Green. “The Cabin” is currently in pre-production.

As distributor of the film, Golden Spirit will receive a fee of twenty-five (25%) from the gross amounts of all sales or distribution deals made internationally. If Golden Spirit decides to use a sub-distributor, sub-agent and/or sub-licensee to sell, license or distribute the Territory Rights to one or more distributors, then Golden Spirit will increase the distribution fee an additional ten percent (10%) provided that the owner gives prior written approval for such an increase.

Robert Klein, President of Golden Spirit states, “The decision for Golden Spirit to enter into the horror film genre is due to the incredible financial success that comparable films, such as “The Saw Trilogy” and “The Final Destination” group of films, are enjoying in today’s movie market.”

/s/ Robert Klein

Robert Klein, President

For further information contact: 1-888-488-6882

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical fact are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays in testing and evaluation of products and other risks detailed from time to time in Golden Spirit’s filings with the Securities & Exchange Commission.

ITEM 9.01 EXHIBITS.

(c)  Exhibits

10.01:Exclusive License Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

Golden Spirit Enterprises Ltd.

/s/: Robert Klein

DATED:  March 6, 2007

By: Robert Klein, President